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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of this Registration Statement on Form N-1A of our report dated May 9, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Limited Term Municipal Trust referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
May 29, 2001